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Exhibit 10.17

UAL CORPORATION

SUPPLEMENTAL ESOP

Effective as of July 12, 1994

Table of Contents

                                                                                                                             Page

ARTICLE 1 Scope of Plan and Definitions                                                            1

ARTICLE 2 Participation and Allocations                                                             4

ARTICLE 3 Payment of Benefits                                                                         12

ARTICLE 4 Administration of Plan                                                                     15

ARTICLE 5 Amendment and Termination                                                          16

ARTICLE 6 Miscellaneous Provisions                                                                16

UAL CORPORATION

SUPPLEMENTAL ESOP

Effective as of July 12, 1994

ARTICLE 1

Scope of Plan and Definitions

1.1     Purpose and Scope of Plan

1.2     Terms Defined in the ESOP. For all purposes of this Plan, capitalized terms, unless defined herein, shall have the meanings specified in the ESOP, unless a different meaning is plainly required by the context.

1.3     Definitions. As used in the Plan, the following capitalized terms have the meanings set forth below, unless a different meaning is plainly required by the context:

(a) "Account" means bookkeeping account (including a Share Subaccount and a Cash Subaccount) maintained by the Company to record a Participant's interest in the Plan (and to the extent applicable, the Supplemental Trust) that is credited with Convertible Shares, Voting Shares, Common Stock and other amounts as provided in Article Two.

(b) "Additional Shares" means the number of additional shares, if any, of ESOP Preferred Stock, Convertible Shares and Voting Shares to be issued or credited by the Company in accordance with Sections 1.6 and 1.10 of the Recapitalization Agreement. Any reference herein to Additional Shares shall only be applicable when, if and to the extent that Additional Shares are determined to be issuable in accordance with Sections 1.6 and 1.10 of the Recapitalization Agreement.

(c) "Beneficiary" means the beneficiary or beneficiaries designated by a Participant under the ESOP, unless the Participant selects a different Beneficiary in accordance with Section 3.4 hereunder.

(d) "Committee" means the ESOP Committee, excluding the members appointed by the IAM.

(e) "Common Stock" means the common stock of the Company, par value $.O1 per share or non-equity units that are treated as fictional book-entry shares of Common Stock if allocated hereunder.

(f) "Company" means UAL Corporation and any successor corporation or entity to the Company by merger, consolidation or otherwise.

(g) "Compensation" means compensation as defined in the ESOP modified by ignoring both (i) the limitations on compensation under Section 401(a)(17) of the Code and (ii) the ESOP rule that limits compensation to four times the dollar limit under Code Section 415(c)(1)(A).

(h) "Convertible Shares" means the Class 2 ESOP Convertible Preferred Stock of the Company or non-equity units that are treated as fictional book-entry Convertible Shares if allocated hereunder.

(i) "Effective Date" means July 12, 1994.

(j) "Eligible Employee" means an "eligible employee" as defined in ESOP, provided, that, except for purposes of Sections 2.3(a)(i) and 2.4(f), no member of the IAM Employee Group shall be an Eligible Employee.

(k) "ESOP" means the UAL Corporation Employee Stock Ownership Plan (together with its related trust), effective July 12, 1994, as such plan and trust may be amended from time to time.

(1) "ESOP Preferred Stock" means the Class 1 ESOP Convertible Preferred Stock of the Company.

(m) "ESOP Participant" means any participant under the ESOP.

(n) "Fair Market Value" means, for any date, the closing price of the Common Stock on that date on the New York Stock Exchange as reported on the Composite Tape and published in the Wall Street Journal for that date, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, so reported and published, on the next preceding date on which there was trading in the Common Stock.

(o) "Fixed Dividend" shall mean the fixed dividend as defined in Section 3.1 (b) of the ESOP.

(p) "Highly Compensated Participant" means each Participant whose Compensation for the Plan Year exceeds the limitation on compensation set forth in section 401(a)(17) of the Code for that Plan Year. Once a Participant becomes a Highly Compensated Participant, he shall remain a Highly Compensated Participant even if his Compensation in a subsequent Plan Year is less than the applicable section 401(a)(17) limit for that Plan Year.

(q) "Participant" means an ESOP Participant who has an Account under this Plan, provided, that, except for purposes of Sections 2.3(a)(i) and 2.4(f), no member of the IAM Employee Group shall be a Participant.

(r) "Phantom Suspense Account" means a single bookkeeping account maintained by the Company pursuant to the terms of this Plan and the ESOP (Part B) which operates in a similar fashion as the Loan Suspense Account.

(s) "Plan" means the UAL Corporation Supplemental ESOP as set forth herein, effective as of July 12, 1994, as amended from time to time.

(t) "Qualified Plans" means the ESOP and other tax-qualified plans maintained by the Company or one of its Affiliates in which any ESOP Participant participates.

(u) "Release Fraction" means for any Plan Year, the number of months (or fractions thereof) in that Plan Year divided by the number of months (including fractional months) from the beginning of the Plan Year until the end of the 69-month period commencing on the Effective Date. For this purpose, the last Plan Year shall end at the end of the 69-month period commencing on the Effective Date.

(v) "Supplemental Trust" means the UAL Corporation Supplemental ESOP Trust and the various trusts created thereby.

(w) "Tax Limitations" means (i) the limits on annual additions under section 415 of the Code, including the limitation set forth in section 415(c)(6) of the Code applicable to employee stock ownership plans and the combined limits set forth in section 415(e) of the Code, (ii) with respect to Highly Compensated Participants only, the limitation on compensation under section 401(a)(17) of the Code, and/or (iii) the limitations imposed by section 401(a)(4) of the Code.

(x) "Trustee" means the trustee or trustees from time to time in office under the Supplemental Trust.

(y) "Voting Shares" means (i) with respect to Participants who are members of the ALPA Employee Group, the Class P ESOP Voting Junior Preferred Stock of the Company ("Class P Voting Shares"), (ii) with respect to Participants who are members of the IAM Employee Group, the Class M Voting Junior Preferred Stock of the Company ("Class M Voting Shares"), and (iii) with respect to Participants who are members of the Management and Salaried Employee Group, the Class S ESOP Voting Junior Preferred Stock of the Company ("Class S Voting Shares").

(z) "Valuation Date" shall be defined in accordance with the ESOP, provided that the date of the Company's dissolution, liquidation or Insolvency (as defined in the Supplemental Trust) shall also be a Valuation Date for purposes of Article Three.

1.4     Other Provisions. The terms defined in Sections 1.2 and 1.3 of the Plan shall apply equally to both singular and plural. The masculine pronoun, whenever used, shall include the feminine. When used in the Plan, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan, unless otherwise specified.

1.5     Special Rules. The following provisions of the ESOP shall be hereby incorporated into the Plan, with such modifications as are appropriate, provided that such provisions shall be construed in a manner consistent with, and subject to limitation by, the purpose and scope of the Plan (as set forth in Section 1. l) and the Supplemental Trust:

(a) Section 2.3 of the ESOP;

(b) Section 3.4 of the ESOP;

(c) Section 4.1 of the ESOP (except as otherwise provided in the Plan and the Supplemental Trust);

(d) Section 4.2 of the ESOP;

(e) Section 4.4 of the ESOP; and

(f) Section 7.10 of the ESOP.

ARTICLE 2

Participation and Allocations

2.1     Participation. An Eligible Employee shall become a Participant on the Valuation Date when an Account on his behalf is first credited with Voting Shares or Convertible Shares under this Plan. Notwithstanding any other provision of this Plan to the contrary, except for purposes of Sections 2.3(a)(i) and 2.4(f), no ESOP Participant who is a member of the IAM Employee Group shall become a Participant hereunder or receive any credits, allocations or benefits pursuant to this Plan.

2.2     Number of Voting Shares and Convertible Shares Released Each Valuation Date.

(a) The maximum number of Convertible Shares issued under this Plan and the ESOP (Part B) shall be 3,862,063 and the maximum number of Voting Shares issued under this Plan and the ESOP (Part B) shall be 17,675,345, consisting of 8,171,312 Class P Voting Shares, 6,562,856 Class M Voting Shares, and 2,941,177 Class S Voting Shares; provided that, on the December 31, 1995 Valuation Date (and after the allocations described in Section 2.4(f) are completed), the maximum number of Convertible Shares and Voting Shares shall be increased to reflect the number of Additional Shares (other than shares of ESOP Preferred Stock) determined in accordance with Section 1.10 of the Recapitalization Agreement. Said Voting Shares shall be contributed by the Company, from time to time, to the Supplemental Trust and ESOP (Part B).

(b) On the Effective Date, the Phantom Suspense Account shall be credited with the number of Voting Shares and Convertible Shares provided in subsection (a) above.

(c) As of the Valuation Date for each Plan Year, the total number of Voting Shares released from the Phantom Suspense Account shall equal the number of unreleased Voting Shares held in the Phantom Suspense Account immediately before such release multiplied by the Release Fraction for that Plan Year.

(d) As of the Valuation Date for each Plan Year, the total number of Convertible Shares released from the Phantom Suspense Account shall equal the number of unreleased Convertible Shares held in the Phantom Suspense Account immediately before such release multiplied by the Release Fraction for that Plan Year.

(e) As of the Valuation Date for each Plan Year, the total number of shares of Company Stock other than Voting Shares and Convertible Shares, (for example, shares of Common Stock received upon the conversion of Convertible Shares) released from the Phantom Suspense Account shall equal the number of unreleased shares of such Company Stock held in the Phantom Suspense Account immediately before such release multiplied by the Release Fraction for that Plan Year.

2.3     General Allocation Provisions.

a) As of each Valuation Date, after the allocations pursuant to Sections 2.5(c) and (d), allocations of Voting Shares and Convertible Shares and Common Stock released from the Phantom Suspense Account shall be made in the following order:

(i) Section 5.4(c)(i) of the ESOP generally provides that, subject to the Tax Limitations, one Voting Share released from the Phantom Suspense Account shall be contributed by the Company to ESOP (Part B) and allocated to the Participant's account thereunder for each share of ESOP Preferred Stock allocated to that Participant under ESOP (Part A) on that Valuation Date. To the extent that any Voting Shares cannot be allocated (due to the Tax Limitations) to the Participant's account under ESOP (Part B) pursuant to the foregoing provisions of ESOP (Part B), Voting Shares released from the Phantom Suspense Account shall be contributed to the Supplemental Trust by the Company and allocated to that Participant's Account hereunder.

(ii) Second, each Participant shall receive an allocation of Voting Shares and Convertible Shares pursuant to Section 2.4; and

(iii) Third, Voting Shares, Convertible Shares and Common Stock allocated to each Participant's Account hereunder shall be reduced pursuant to Section 2.7.

 (b) The Voting Shares allocated under this Plan (and contributed to the Supplemental Trust) or contributed to the ESOP (Part B) pursuant to the terms thereof shall be of the appropriate class for each Participant.

(c) Each Convertible Share that is released from the Phantom Suspense Account shall be either (i) in accordance with the terms of ESOP (Part B), contributed by the Company (or transferred from the Supplemental Trust) to ESOP (Part B), or (ii) allocated to Participants' Accounts hereunder. Each Voting Share released from the Phantom Suspense Account shall be either (i) in accordance with the terms of ESOP (Part B), contributed by the Company directly to ESOP (Part B) or (ii) allocated to Participants' Accounts hereunder (in which case the Company shall contribute a Voting Share to the Supplemental Trust).

2.4     Allocation of Convertible Shares and Voting Shares to Individual Accounts. On each Valuation Date, after the allocations of Voting Shares described in Section 2.3(a)(i) have been made, the remaining Voting Shares and Convertible Shares released from the Phantom Suspense Account shall be allocated, on an Employee Group-by-Employee Group basis, as follows:

(a) For each ESOP Participant, a "Hypothetical Share Number" shall be calculated for the Valuation Date. This number shall equal the number of shares of ESOP Preferred Stock that would have been allocated to the ESOP Participant under ESOP (Part A) on such Valuation Date if:

(i) all the shares of Preferred Stock to be issued pursuant to the Recapitalization Agreement (including, with respect to Valuation Dates occurring on or after December 31, 1995 and after the allocation in subsection (f) below, any Additional Shares of Preferred Stock issued or to be issued) had been (I) purchased by the Trust under a single loan on the Effective Date and held under the Loan Suspense Account pursuant to ESOP (Part A), and (II) in the case of such shares of Preferred Stock which are Convertible Shares, considered ESOP Preferred Stock having the same fair market value as the ESOP Preferred Stock that was allocated under ESOP (Part A); provided, however, that such Convertible Shares shall not, except as provided in clause (v) below, be considered to bear any dividends;

(ii) the Convertible Shares referred to in the immediately preceding clause (i) were released under ESOP (Part A) ratably over the 69 months starting on the Effective Date;

(iii) Section 5.4(a)(i)(A) of the ESOP were applied by allocating the ESOP Preferred Stock (including the Convertible Shares described in clause (i) above) among the Employee Groups as follows: ALPA Employee Group--46.23% , IAM Employee Group--37.13% , and Management and Salaried Employee Group--16.64%;

(iv) allocations under the ESOP (Part A) were made (A) without regard to the Tax Limitations, (B) without regard to clauses (ii), (iv), (v), (vi) or (vii) of 5.4(a) of the ESOP and (C) were based on Compensation rather than the definition of compensation in the ESOP; and

(v) each Convertible Share which was in fact allocated on a prior Valuation Date to Participants' or Beneficiaries' Accounts hereunder or contributed to ESOP (Part B) and allocated to Participants' or Beneficiaries' accounts thereunder were, after the date of such allocation, ESOP Preferred Stock held by ESOP (Part A) bearing the same Fixed Dividend (but not any other dividends) as the ESOP Preferred Stock that was allocated under ESOP (Part A). By way of illustration, assume a member of the ALPA Employee Group has a total of 130 Convertible Shares allocated to his Accounts hereunder and 70 Convertible Shares allocated to his accounts under ESOP (Part B). Assume further that each share of ESOP Preferred Stock allocated under the ESOP (Part A) has a value of $100 and pays an $8 Fixed Dividend, no dividends are paid on the Common Stock, and that each Convertible Share has a $75 value. For purposes of making the allocations under this clause (v), such individual shall be treated as having received a dividend of $1600 with respect to the 200 Convertible Shares allocated hereunder and under Part B. For purposes of calculating the Hypothetical Share Number, that individual shall receive an allocation of 16 Convertible Shares to make up for such dividend, notwithstanding the fact that the value of the Convertible Shares is $75/share.

 (b) The "Actual Share Number" for each ESOP Participant for a Valuation Date shall equal the actual number of shares of ESOP Preferred Stock that are allocated to such Participant under ESOP (Part A) on that Valuation Date.

(c) For each ESOP Participant, the difference, if any, between the Hypothetical Share Number and the Actual Share Number shall be referred to as the Tentative Allocation; provided, however, that, except for purposes of subsection (f), the Tentative Allocation for any member of the IAM Employee Group shall be zero. If the sum of the Tentative Allocations (ignoring negative Tentative Allocations) for all Participants in an Employee Group exceeds the number of Convertible Shares released from the Phantom Suspense Account for the Valuation Date under Section 2.2 to all such Participants' Accounts (for that Employee Group), each Tentative Allocation for Participants of that Employee Group shall be proportionately reduced.

(d) For each ESOP Participant, the number of Convertible Shares and Voting Shares to be transferred from the Supplemental Trust or contributed by the Company to ESOP (Part B) pursuant to the terms of ESOP (Part B) (excluding the Voting Shares described in Section 2.3(a)(i) and Section 2.7) shall be the same and shall equal the least of the following:

(i) the maximum number, if any, of Convertible Shares and Voting Shares that can be allocated to the ESOP Participant on the Valuation Date under the ESOP (Part B) without causing ESOP or any other Qualified Plan to violate Code Section 415 or Code Section 401(a)(4) (if applicable);

(ii) the Tentative Allocation, if any; or

(iii) the excess of the Hypothetical Share Number (calculated for this purpose only by applying Section 401(x)(17) of the Code) over the Actual Share Number, if any. The Hypothetical Share Number described in this clause (iii) shall be determined by recalculating the allocations made on the current and all prior Valuation Dates by assuming the Participant's Compensation for each Plan Year had been limited to the amounts then allowed under Code Section 401(x)(17). Accordingly, for purposes of calculating the Hypothetical Share Number under this clause (iii), (A) the Participants' Compensation in the current Plan Year shall be limited to the amount provided by Code Section 401(x)(17) and (B) the amount of dividends allocated to each ESOP Participant's Account during the Plan Year shall be calculated by assuming the allocation of the ESOP Preferred Stock made on earlier Valuation Dates was also based on Compensation, as limited by the Code Section 401(x)(17) limit then in effect.

Such number shall be referred to as the "Part B Number."

 (e) The number of Convertible Shares and Voting Shares allocated to each Participant's Account on a Valuation Date shall equal the excess, if any, of the Tentative Allocation for that Participant over the Part B Number for that Participant, as described in subsection (d). All such Convertible Shares and Voting Shares shall be allocated to the Participant's Account as of such Valuation Date.

(f) Prior to the December 31, 1995 Valuation Date, the aggregate Hypothetical Share Numbers for all Participants for the 1994 Plan Year shall be retroactively increased by an additional number equal to X multiplied by Y; where X is the total number of shares of Preferred Stock to be issued as Additional Shares and Y is the Release Fraction for December 31, 1994. Such shares shall be divided among the Employee Groups in accordance with Section 2.4(a)(iii) and allocated to Participants based upon 1994 data (that is, 1994 Compensation and Wage Investments, as applicable). The excess of such new Hypothetical Share Number for the 1994 Plan Year over the Hypothetical Share Number previously determined for 1994 shall be credited hereunder or allocated under ESOP (Part B) in accordance with subsections (d) and (e) above, provided that the number in (d)(i) shall be calculated and credited as if the contributions were attributable to 1995, rather than 1994, unless the additional aggregate Part B Number shares are contributed to the ESOP no later than September 15, 1995. The calculations required by this clause (f) shall be performed prior to calculating the regular allocations for the 1995 year. The additional Convertible Shares credited pursuant to this clause (f) shall, for all purposes, including Section 2.4(a)(v), be allocated as of December 31, 1994.

(g) To the extent any interpretive issues arise in calculating Tentative Allocations, such issues shall be resolved, to the extent possible, by effectuating the purpose of the Plan, as set forth in Section 1.1; provided, however, that no such resolution shall increase the number of Voting Shares or Convertible Shares that may be allocated under the Plan and the ESOP (Part B). It is also intended that, for each Convertible Share allocated to a Participant's Account under this Plan, a Voting Share shall also be allocated to the Participant's Account; for each Convertible Share or share of ESOP Preferred Stock allocated to an ESOP Participant under the ESOP (Part A and Part B), a Voting Share shall be contributed to the ESOP (Part B) and allocated to the ESOP Participant's account under ESOP (Part B). To the extent that any shares of Company Stock are converted into shares of Common Stock prior to the end of the Wage Investment Period, an appropriate number of shares of Common Stock will be contributed (if applicable) and allocated hereunder in lieu of the Company Stock that would have been contributed and/or allocated hereunder and, if appropriate, the number of Convertible Shares and/or ESOP Preferred Stock shares set forth in various places in this Plan shall be revised; provided, however, except to the extent Voting Shares are converted into shares of Common Stock, the calculation of the number of Voting Shares to be contributed and allocated shall continue as if no shares of Company Stock had been converted.

2.5     Accounts.

(a) Participants' Accounts. The Company shall establish Accounts for each Participant to record the interest of each Participant under the Plan and, with respect to Voting Shares (and in the circumstances described in Sections 6.1 (e) or 6.9(b) hereof, the Convertible Shares), under the Supplemental Trust. Subject to Section 2.7, Voting Shares allocated to Participants' Accounts under this Plan shall be contributed to and held in the Supplemental Trust.

(b) Voting Shares and Convertible Shares. Voting Shares and Convertible Shares shall be credited to each Participant's Share Subaccount under the Plan in accordance with Section 2.4.

(c) Cash Dividends and Other Cash Distributions.

(i) If the Company pays a cash dividend or makes a cash distribution with respect to its Convertible Shares or Common Stock, each Participant's Account shall be credited with an amount equal to the dividends and distributions that would have been payable with respect to the Convertible Shares and Common Stock credited to his Account on the applicable record date had such shares been outstanding.

(ii) In addition, if the Company pays a cash dividend or makes a cash distribution with respect to Convertible Shares, an amount, equal to the dividends or distribution that would have been paid on the number of Convertible Shares then held in the Phantom Suspense Account had such shares been previously issued, shall be credited to Participants' Accounts, pro rata, according to the sum of the number of the Convertible Shares allocated to each Participant's Account hereunder and to each ESOP Participant's account under ESOP (Part B) on the applicable record date.

(iii) Amounts credited under clauses (i) and (ii) above shall be deemed immediately invested in Common Stock. The aggregate number of shares of Common Stock deemed acquired under the Supplemental Plan with such dividends or distributions shall equal the aggregate deemed dividend or distribution under clauses (i) and (ii) divided by the Fair Market Value of the Common Stock on the applicable payment date. Such Common Stock shall be allocated to Participants' Share Subaccounts hereunder, pro rata, based on the dollar amounts credited under clauses (i) and (ii) above to the Participants' Accounts hereunder. The dollar amounts credited to Participants' Accounts under clauses (i) and (ii) above shall be debited accordingly.

 (d) Other Income Adjustments. All other income (net of expenses), gains and losses (whether or not realized) on investments in the Supplemental Trust (excluding Company Stock) that are not used to purchase additional shares of Common Stock by a Valuation Date shall be allocated to Participants' Cash Subaccounts as of such Valuation Date, pro rata, based on Account balances. Such amounts shall be deemed reinvested in Common Stock in accordance with the principles of Section 2.5(c)(iii) based on the Fair Market Value of the Common Stock on the Valuation Date.

(e) Statements. Each Participant shall receive a statement of the balance in his Account at least annually.

(f) Construction. References hereunder to the "issuance" of shares shall be understood, where appropriate, as references to the crediting of such shares on a book-entry basis even if not explicitly so stated. The book-entry accounts to be maintained under this Plan are intended to record (on a "deemed" basis) the economic equivalent of the benefits that Participants would have accumulated if the relevant shares of stock had been credited to actual accounts in a non-taxable trust for their benefit under a defined contribution plan (but without duplication of benefits provided through another mechanism). Accordingly, appropriate book-entries and adjustments shall be made to equitably record the receipt or distribution of securities, property or cash (to the extent not specifically addressed herein) that would have occurred had the actual shares been maintained in a trusteed account and ultimately distributed therefrom. This subsection (f) shall not be construed as authorizing the creation of other mechanisms for the provision of the benefits referred to in this subsection.

2.6     Vesting. Except as described in Section 2.7, each Participant shall be one hundred percent vested in the value of his Accounts at all times.

2.7     Flowback.

(a) Beginning in the Plan Year after an ESOP Participant becomes a Participant and continuing each Plan Year thereafter, the number of Voting Shares, Convertible Shares and Common Stock allocated to his Account shall be reduced in accordance with this Section 2.7. On the last Valuation Date of each such Plan Year, the Participant's Voting Shares, Convertible Shares and Common Stock Shares (including any such shares allocated in a prior Plan Year due to limitations under Code section 401(a)(17)) and Common Stock Shares shall be reduced:

(i) First, by the number, if any, of Voting Shares allocated to his Account hereunder in excess of the number of Convertible Shares allocated hereunder to the extent such number may be transferred from the Supplemental Trust to ESOP (Part B) hereunder without disqualifying the ESOP or any other Qualified Plan; provided, however, that the amount transferred may include any such shares that were not previously contributed or transferred to ESOP (Part B) because of the limitations of Code section 401(a)(17);

(ii) Second, by the maximum number of Convertible Shares and Voting Shares (such numbers to be the same) that may be contributed by the Company (or transferred from the Supplemental Trust) to ESOP (Part B) without disqualifying the ESOP or any other Qualified Plan; provided, however, that the amount contributed or transferred may include any such shares that were not previously contributed or transferred to ESOP (Part B) because of the limitations of Code section 401(a)(17); and

(iii) Third, by the maximum number of shares of Common Stock that may be transferred from the Supplemental Trust or contributed by the Company to ESOP (Part B) without disqualifying the ESOP or any other Qualified Plan; provided, however, that the amount transferred or contributed may include any shares that were not previously contributed or transferred to ESOP (Part B) because of the limitations of Code section 401(a)(17).

 The reductions described in the preceding sentence shall not include any Voting Shares, Convertible Shares or Common Stock allocated in the current Plan Year.

(b) As soon as practicable after the end of the Plan Year (but before the time prescribed for filing the Employer's federal income tax return for that Plan Year), the Company shall direct the Trustee to transfer from the Supplemental Trust or contribute to the ESOP (Part B) that number of Voting Shares, Convertible Shares and Common Stock equal to the sum of the applicable reductions calculated for each Participant under this Section 2.7.

2.8     Voting Shares and Convertible Shares Contributed or Transferred to the ESOP (Part B) or Supplemental Trust.

ARTICLE 3

Payment of Benefits

3.1     Commencement and Form of Payment.

(a) Notwithstanding any provision of this Plan to the contrary, no Participant shall receive a distribution of any Voting Shares or Convertible Shares. Prior to any distribution, all Voting Shares and Convertible Shares held in the Participant's Account to be distributed shall be deemed converted into Common Stock (and cash for any fractional share).

(b) Unless the Participant elects otherwise,

(i) as soon as practicable following the Valuation Date coinciding with or next following the later of the Participant's termination of employment with the Employer and its Affiliates and December 31, 1995, the Company shall pay to such Participant (or, if such Participant is not living at the time for payment, to such Participant's Beneficiary) the value of the Participant's vested Account; and

(ii) payments of a Participant's Account shall be trade in a lump sum in actual shares of Common Stock and cash. The number of shares of Common Stock distributed shall equal the number of shares of Common Stock credited to the Participant's Account (after converting the Convertible Shares and Voting Shares allocated to the Participant's Account). In addition, the Participant shall receive cash for any fractional share of Common Stock (after the above conversions and based on the Fair Market Value of the Common Stock on the last day of the month prior to the distribution) and the value of the Participant's Cash Subaccount credited to the Participant's Account as of the Valuation Date described in clause (i).

 (c) The Participant (but not a Beneficiary) may make, modify or revoke one or more of the following elections (on a form provided by the ESOP Committee): (i) an election that, if the Participant terminates employment prior to the end of the Wage Investment Period, distributions shall commence as soon as practicable after the end of the Wage Investment Period;

(ii) an election to receive payments in a series of five substantially equal annual installments (each such installment to be paid by converting the same proportion of Convertible Shares, Voting Shares and Common Stock then held in the Participant's Account);

(iii) an election to receive the entire distribution in shares of Common Stock (except for fractional shares), in which case the Company shall apply an amount equal to the Cash Subaccount (net of all costs involved in such purchase) to the purchase of Common Stock in the open market. The number of shares of Common Stock distributed shall equal (A) the number of shares described in Section 3.1(b)(ii) plus (B) the number of shares of Common Stock that can be so acquired with amounts described in the preceding sentence; and

(iv) an election to receive the entire distribution in cash, in which case the Company may sell the number of shares of Common Stock that would have been distributed to the Participant pursuant to Section 3.1(b)(ii) if no such election had been made. The distribution shall equal the value of the Cash Subaccount plus the proceeds (net of selling expenses) realized (or that would have been realized had the sale been made) from the sale of the shares of Common Stock described in the preceding sentence.

(v) Notwithstanding clauses (i)-(iv) above, any such election (or modification or revocation thereof) shall be void unless made at least one year prior to the Participant's termination of employment with the Employer (and its Affiliates) or prior to January 1, 1995.

 (d) The Participant may also make, modify or revoke an election (on a form provided by the Committee) that, in the event the Participant dies before benefits have commenced, benefits shall be paid to the Participant's Beneficiary in accordance with clauses (i), (ii), (iii) and/or (iv) of subsection (c). Any such election (or modification or revocation thereof) may be made at any time by the Participant. A Beneficiary may not make, modify or revoke any such election.

3.2     No Loans, In-service Payments or Withdrawals. No Participant shall be allowed to borrow from the Plan. No withdrawal or payment of benefits shall be allowed before a Participant terminates employment with the Company and its Affiliates.

3.3     No Diversification Rights. A Participant may not direct the Trustee as to the investment of his Account, even if the Participant is permitted to diversify his account under the ESOP pursuant to Section 7.1 of the ESOP.

3.4     Beneficiary Designation.

(a) Unless a Participant designates a different Beneficiary, in accordance with the provisions of subsection (b), his Beneficiary shall be his beneficiary under the ESOP.

(b) In order to designate a Beneficiary other than the beneficiary designated under the ESOP, the Participant shall sign a form furnished by the Committee, designating any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits; provided, however, that if a married Participant designates a Beneficiary other than his spouse, his spouse must consent in writing to such designation and acknowledge in writing the effect of such designation, and such consent and acknowledgement must be witnessed by a notary public. Any designation by an unmarried Participant shall be rendered ineffective by any subsequent marriage and any consent of a spouse shall be effective only as to that spouse. A Beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. If a deceased Participant fails to designate a Beneficiary as provided above (or if the designated Beneficiary dies before the Participant or before receiving complete payment of the Participant's benefits), the Company shall pay and, if applicable, the ESOP Committee shall direct the Trustee to pay the Participant's benefits as follows:

(i) first, to the surviving spouse of the Participant, if any;

(ii) second, to the children (including any adopted children) of the Participant, per stirpes; and

(iii) third, if the Participant leaves no surviving spouse or has no descendants pursuant to paragraph (b) above, to the estate of the last to die of the Participant or his designated Beneficiary.

Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 3.4 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

 3.5     Facility of Payment.

(a) Subject to subsection (b), if, in the opinion of the Committee, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, until claim is made by a conservator or other person legally charged with the care of his person or of his estate, the Committee may (but shall not be required to) direct the Company to make payment to a relative or friend of such person for his benefit. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

(b) In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (i) to that person's then living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(c) Any payment under this Section 3.5 shall discharge, to that extent, the obligation of the Company and the Employer to pay benefits under the Plan with respect to such Participant, Beneficiary or minor.

ARTICLE 4

Administration of Plan

4.1     General. The Company shall be the administrator of the Plan. The Committee shall have the rights, duties and obligations set forth herein.

4.2     Incorporation of ESOP Provisions. Section 11 (excluding Section 11.1) and all of Section 12 of the ESOP are incorporated by reference, with such modifications as are appropriate; provided, however, that:

(a) The Committee shall consist of four members: three members appointed by ALPA and one member appointed by the Company.

(b) All references to the IAM Committee members appointed by the IAM or the IAM Employee Group shall be deleted.

(c) A quorum shall consist of at least three members, including the member appointed by the Company.

(d) The proviso to the first sentence of Section 11.3 shall not be incorporated by reference.

(e) The last sentence of Section 11.7 shall not be incorporated by reference; provided that the Company shall use its reasonable best efforts to cover the ALPA and, if applicable, IAM Committee members (if such members are employees) with liability insurance coverage for their activities as Committee members comparable to any insurance provided for the Salaried and Management Employee Group Committee member.

(f) All meetings of the Committee shall be held on the same day as a meeting of the ESOP Committee under the ESOP.

(g) No expenses or indemnities shall be incurred or paid hereunder which are duplicative of expenses or indemnities incurred or paid pursuant to the ESOP.

(h) Except with respect to matters solely relating to this Plan, the Committee will not employ any person or delegate any matter to any person who has not been employed by the ESOP Committee under the ESOP.

(i) Notwithstanding the above and the definition of "Committee", clauses (a), (b) and (c) shall be disregarded with respect to any issue involving Voting Shares allocated to the IAM Employee Group under this Plan if any Voting Shares are allocated to an Account of a Participant who is a member of the IAM Employee Group.

4.3     Decisions of Committee under ESOP. Notwithstanding any provision of this Plan any matter (including any decision by the Committee with respect to an appeal of a claim of a Participant (or Beneficiary)) under the ESOP shall be binding hereunder to the extent the matter (or claim) is substantially the same as a matter (or claim made by the same Participant (or Beneficiary)) to be decided hereunder.

ARTICLE 5

Amendment and Termination

5.1     Amendment. While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan at any time, except that no amendment may be adopted, without the approval of ALPA, provided, that. with respect to amendments adopted which are described in Section 13.1(b) or (d) of the ESOP (which subsections shall be treated as appropriately modified to the extent necessary to reflect the circumstances of this Plan) the need for joint approval shall be modified, and provided further that no amendment which would affect the allocation of the Class M Voting Shares shall be adopted without the approval of the IAM.

5.2     Termination. Subject to the approval of ALPA and IAM, the Plan will terminate as to all of the Employees on any date specified by the Board. Notwithstanding the preceding sentence, the approval of the IAM will only be required if Class M Voting Shares reserved for allocation have been transferred or contributed to the Supplemental Trust.

5.3     Effect of Amendment or Termination. Any amendment, modification, or termination shall not reduce, alter, or impair any rights under the Plan as to amounts credited to the Accounts of Participants under the Plan as of the date of such amendment, modification or termination.

ARTICLE 6

Miscellaneous Provisions

6.1     Source of Payments.

(a) It is intended that this Plan and the benefits thereunder be unfunded and unsecured for tax purposes and for purposes of Title I of ERISA:

(b) Notwithstanding any other provisions of the Plan, the obligation under this Plan to a Participant or Beneficiary is a liability of the Company and the Participant's Employer, except to the extent paid from the Supplemental Trust. Liabilities of the Company and each Participant's Employer to any Participant or Beneficiary pursuant to the Plan shall be those of a debtor pursuant only to the contractual obligations created by the Plan; no such obligation of the Company and a Participant's Employer shall be deemed to be secured by any pledge or other encumbrance on any property of the Company, such Participant's Employer or otherwise. To the extent that any Participant or Beneficiary acquires a right to receive payment from the Company or a Participant's Employer under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and Participant's Employer. No Employer or Affiliate shall, by virtue of any provisions of the Plan or by any action of any person, be deemed to be a trustee or other fiduciary of any property for any Participant or Beneficiary.

(c)     (i) The creation and funding of the Supplemental Trust shall not create a security interest in the property of such trust in favor of Participants or Beneficiaries or otherwise cause a "funding" of the Plan or Trust inconsistent with Section 6.1 (a) hereof.

(ii) It is intended that Voting Shares may be deposited in and distributed from the Supplemental Trust directly to Participants and Beneficiaries (after conversion to Common Stock), provided that the Trustee may transfer the Voting Shares to the Company for prompt distribution of Plan benefits to Participants and Beneficiaries.

(iii) Except as provided in (e) below, it is intended that the Convertible Shares not be deposited in the Supplemental Trust.

 (d) The Company Stock credited under this Plan shall be used solely as a device for the measurement and determination of the amounts to be paid as benefits under this Plan. Each Participant's rights with respect to such shares is limited to the right to receive a distribution of Plan benefits as herein provided. No. Participant shall be entitled to any voting or dividend rights or any other rights of a shareholder with respect to shares credited under this Plan until due issuance of shares to him. Prior to such due issuance, such shares, whether or not held by the Supplemental Trust, shall not be treated as property owned or beneficially owned by the Participant.

(e) ALPA may at any time direct that, in addition to Voting Stock previously delivered to the Supplemental Trust, all other Company Stock credited under this Plan (including unreleased Company Stock credited to the Phantom Suspense Account) be delivered by the Company to the Trustee of the Supplemental Trust for retention and distribution in a manner corresponding to the treatment of Voting Shares hereunder. Such delivery shall be made as soon as possible following ALPA's request in accordance with Section 1(h) of the Supplemental Trust; the Company shall make any amendments to the Plan or Supplemental Trust agreement as ALFA may reasonably request to clarify further operation of the Plan and Trust to reflect delivery of such shares (in lieu of the book-entry system provided for herein) in the manner contemplated by Schedules 1.6(b)(iii) and 1.6(b)(iv), respectively, to the unamended Agreement and Plan of Recapitalization dated as of March 25, 1994 among the Company, ALPA and the IAM, but such delivery shall not await the making of those amendments.

6.2     Transfer Restrictions Provisions.

(a) This Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations, to the rights, preferences, limitations, and restrictions set forth in the Company's Certificate of Incorporation and Bylaws, and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no shares shall be issued by the Company, nor cash payments made by the Company, unless and until all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements and the Company's Certificate of Incorporation and Bylaws.

(b) The Company shall at all times maintain an effective registration statement under the Securities Act of 1933 and timely comply with the reporting requirements under the Securities Exchange Act of 1934 with respect to the shares of Common Stock. The Company shall obtain any other federal, state or local approvals as may be necessary from time to time to enable the Trustee to consummate any desired conversion or disposition of the shares of Company Stock. Notwithstanding the foregoing, there shall be no public sale or distribution of Common Stock without the consent of UAL during the seven days prior to or ninety days after any registration statement relating to an underwritten sale of securities of UAL has become effective.

6.3     Inalienability of Benefits. No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Any such benefit or interest shall not in any manner be liable for or subject to garnishment, attachment, execution, or levy or liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If the Committee finds that any Participant or Beneficiary has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit payable under, or interest in, the Plan, the Committee shall hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or Beneficiary.

6.4     No Right of Employment. Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Participant the right to be retained in the employ of any Employer or its Affiliates.

6.5     Withholding. The Company or the Trustee, -as directed by the Company, shall withhold from any payment hereunder any required amount of income and other taxes. Notwithstanding the foregoing, if the Company, in its sole discretion, determines that the Participant is subject to income or other tax withholding prior to the payment of benefits hereunder, all such amounts shall be withheld from the compensation otherwise payable by the Employer to the Participant. The Committee will provide to the Company all information reasonably requested by the Company to calculate the appropriate withholding amount. In accordance with written instructions from the Company, the Trustee shall sell such number of shares of Common Stock (after converting the Voting Shares, if necessary) necessary to provide the required withholding with respect to benefits payable from the Supplemental Trust. The Trustee will remit any amounts so withheld as instructed by the Committee, including to the Company or the Employer if so instructed by the Committee. The withholding of any taxes hereunder shall not affect the determination of whether a Participant has received the benefits to which he is entitled to under the Plan.

6.6 Headings. The headings of the sections in the Plan are placed herein for convenience of reference; in the case of any conflict, the text of the Plan, rather than such heading, shall control.

6.7     Construction. Except to the extent governed by federal law, the Plan shall be construed, regulated, and administered in accordance with the laws of the State of Illinois. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective. To the extent possible, each provision of the Plan shall be administered, interpreted and construed to carry out the intent of the Plan as set forth in Section 1.1 and Section 2.4(g); provided, that in no event shall the number of Voting Shares and Convertible Shares allocated or credited under this Plan and ESOP (Part B) exceed the maximum number set forth in Section 2.2(a) (including any Additional Shares). Any provision that cannot be administered, interpreted and construed to carry out the intent of the Plan set forth in Section 6.1(a) shall, to that extent, be disregarded.

6.8     Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company with respect to this Plan and the Committee tray require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Committee to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Committee may cause the payment or payments becoming due to such person to be made to another person for his benefit without responsibility on the part of the Committee or the Company to follow the application of such funds.

6.9     Voting; Control Transaction.

(a) The Committee shall instruct the Trustee how all shares of Company Stock held by the Supplemental Trust shall be voted. In the case of a Control Transaction with respect to the shares, the Committee shall instruct the Trustee whether to exchange or tender such shares or otherwise how to respond. In either case, the Committee shall consider the sentiments of the Participants, but shall not be required to take any particular action in response thereto. The Company and the Trustee agree to amend the Plan and Supplemental Trust to provide for pass-through voting and response rights for all Employee Groups in the manner set forth in the ESOP if directed to do so by ALPA in writing (which notice shall also constitute approval of ALPA).

(b) Notwithstanding any provision of the Plan or Supplemental Trust that requires exclusive investment in Company Stock, the following additional rules shall apply in the case of a Control Transaction: (i) if ALPA so requests in writing, all Convertible Shares credited under this Plan (including such shares credited to the Phantom Suspense Account) and all Voting Shares credited to the Phantom Suspense Account shall be delivered by the Company to the Supplemental Trust and the Plan and Supplemental Trust shall be amended, such delivery and amendments to be in accordance with Section 6.1(e) hereof, provided that at ALPA's request, such delivery may be subject to the same conditions for the sale of ESOP Preferred to the ESOP set forth in Section 8.2(e) of the ESOP; (ii) to the extent possible, all proceeds from any sale or exchange of Voting Shares and Convertible Shares shall be reinvested in "appropriate securities," as defined in Section 8.2(d) of the ESOP and the Plan shall continue; and (iii) if the Trustee is unable so to invest, the Company shall make appropriate arrangements reasonably satisfactory to ALPA, it being the present intention that those arrangements should parallel those established for the ESOP. In the case of a Control Transaction, if ALPA does not request that the Convertible Shares and Voting Shares be delivered to the Supplemental Trust, the Company shall make appropriate arrangements, reasonably satisfactory to ALPA, to protect the substantive economic interests of the affected Employee Groups, it being the present intention that these arrangements shall parallel those established for the ESOP.

6.10     Notices. Any notice or document required to be filed with the Committee under the Plan shall be provided in a manner consistent with Section 15.4 of the ESOP, which terms are hereby incorporated into this Plan to the extent consistent with the terms hereof.

6.11     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or patties.

6.12     Action by Employer. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its board of directors or by a person or persons authorized by its board of directors.

6.13     Execution. To record the adoption of this Plan, the undersigned duly authorized officers of the Company have caused this document to be executed and to bear the corporate seal of the Company, all as of the Effective Date.

6.14     Cooperation. At the request of ALPA, the Company agrees that it will (a) use reasonable efforts to submit and otherwise cooperate in obtaining an IRS ruling that the contemplated operation of the Plan and the Supplemental Trust will not result in current income tax taxation to any Participant or Beneficiary, and (b) adopt such amendments to this Plan and the Supplemental Trust as may be reasonably requested by ALPA for the purposes of further protection against such taxability, provided such amendments do not materially increase the costs of operating the Plan and Supplemental Trust. By accepting the Plan and any Supplemental Trust, the Trustee shall thereby have agreed to acknowledge and accept any such amendment.

6.15     Adjustments. This Plan contains various references to ESOP Preferred Stock, Convertible Shares and to various numbers of such shares. If and to the extent appropriate, an appropriate revision shall be made to such references if the Preferred Stock and/or Convertible Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger, or through a combination, recapitalization, reclassification. stock consolidation or otherwise.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 12th day of July 1994.

                                                               UAL CORPORATION

                                                               By: /s/ J.R. O'Gorman

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